Exhibit 10.7

Bank of Commerce Holdings

# Anti-Pledging & Margin Account Policy

bank of commerce | holdings

Table of Contents

Introduction	3

Persons Covered	3

Policy – Scope of Coverage	3

Responsible Party: Admin / Sam Jimenez

Board Approved: December 20, 2016

Introduction

Bank of Commerce Holdings (the “Company”) has not historically maintained any policy or guidelines regarding the pledging of Company common stock owned by its directors or executive officers. The board of directors of the Company is aware, as disclosed in the Company’s annual meeting proxy statement, that a limited amount of Company common stock has been pledged as collateral by certain directors and executive officers of the Company. Although the Board does not view the pledging of Company common stock as problematic in and of itself, excessive pledging activity could in the future be an issue. Additionally, the practice is negatively viewed by certain proxy advisory firms. The Board also desires to clarify the Company’s positon with respect to margin accounts in this Policy. Accordingly, the Board hereby adopts this Anti-Pledging and Margin Account Policy (“Policy”).

Persons Covered

This Policy applies to (i) members of the Company’s board of directors, and (ii) the Company’s executive officers who are required to file reports pursuant to Section 16 of the Securities Exchange Act of 1934 (collectively, the “Covered Persons”).

Policy – Scope of Coverage

Covered Persons are prohibited from pledging Company common stock or holding Company common stock in margin accounts, since securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to make a margin call and any such margin sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in Company securities. This Policy shall have no effect on any pledges of Company common stock by a Covered Person that has been made prior to the effective date of the Policy, except that (i) no such existing pledges may be increased in amount subsequent to the effective date of this Policy, (ii) no pledges, including pledges made prior to the effective date of this Policy, shall be permitted after December 31, 2018, and (iii) all such pledges must be ended by December 31, 2018, in any event.

Responsible Party: Admin / Sam Jimenez

Board Approved: December 20, 2016

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